Exhibit 99

Applied Energetics, Inc

Applied Energetics Names Chris Donaghey President and CEO

Tucson, Ariz., November 25, 2024 – Applied Energetics, Inc. (OTCQB: AERG),  a leader in the field of advanced optical technologies and ultrashort pulse laser (USPL) technologies, today announced that its Board of Directors has elected Chris Donaghey as the company’s new president and chief executive officer, effective November 25, 2024.

A respected defense industry veteran and seasoned operator, Donaghey brings more than two decades of experience with leading defense companies focused on advancing emerging technology and innovation into mission critical applications for national security. Since August 2022, he has served as the company’s Chief Financial Officer and Chief Operating Officer. Donaghey will continue to serve as the company’s principal financial officer on an interim basis.

Applied Energetics Executive Chairman Brad Adamczyk said, “We are pleased to announce Chris as our new Chief Executive. Chris is a dynamic business leader with a deep understanding of the industry, our customers’ needs and our operations. His diverse set of experiences in the defense industry, coupled with his keen understanding of the need for cutting-edge solutions to address the urgent threats to our national security, make him ideally suited to lead the company during its next phase of growth and customer adoption. We have every confidence in his ability to guide Applied Energetics and drive the company’s long-term success.”

“I deeply value the board’s confidence in me and am grateful for the opportunity to lead the Applied Energetics team forward,” said Mr. Donaghey. “I am honored to succeed Greg, who has built one of the best positioned portfolios of optical and ultrashort pulse laser technologies for defense and commercial applications. As a leadership team, we are focused on accelerating Applied Energetics’ transition from early-stage research and development to deployable products, achieving critical milestones as we deliver on our existing customer contracts, and look to secure additional opportunities and industry partnerships. I am looking forward to building on the significant progress we have achieved to date, and to exceed the expectations of our customers, employees and shareholders.”

Applied Energetics, Inc

Donaghey succeeds Dr. Gregory Quarles, who is stepping down as CEO from the company, having served as president, CEO, and as a member of Applied Energetics’ Board of Directors since 2019. Prior to joining Applied Energetics full time, Greg was a member of the Applied Energetics Scientific Advisory Board beginning in 2017. Dr. Quarles will transition to a newly created position as both CEO Emeritus and Executive for Government and Institutional Relations, responsible for engagement with US Government decision makers and influencers on AE capabilities, DoD budget planning, maintaining and building other key partner and congressional relationships, and to ensure a smooth transition for the organization.

During his tenure as CEO, Dr. Quarles has been instrumental in transforming the company’s strategy, structure and organization, and establishing a strong foundation for the future. Since the appointment of Dr. Quarles, the company acquired Applied Optical Sciences, Inc., an innovator in photonics and advanced USP laser development, relocated its headquarters to a purpose-built advanced laser technology facility at the UA Tech Park, and significantly enhanced the scientific and technical teams. These successful strategic initiatives have been essential in securing and supporting the company’s three current DoD contract awards, funded by three different military branches, and designed to address critical customer missions utilizing Directed Energy technical innovation.

“On behalf of the board and our shareholders, we would like to thank Greg for his outstanding leadership and contributions during the last eight years, “commented Brad Adamczyk, Executive Chairman of Applied Energetics. “He joined the company at a critical point in its transformation, shaping the company’s portfolio to meet the challenges of today’s global security environment and demonstrating a strong commitment to the customer. Greg has made remarkable contributions as the leader of Applied Energetics, leaving the company far better positioned for success.”

“I am proud of and grateful to the team we have built at Applied Energetics and the tenacity and resilience they demonstrated as we worked through an incredibly ambitious and challenging transformation. We have quite literally reset the company for the future, and we believe we are in position to lead our industry for decades to come,” said Dr. Greg Quarles. “I have had the pleasure of working closely with Chris for several years. He is a proven leader, and I look forward to working closely with Chris and our leadership team as they continue the momentum we have built.”

Chris Donaghey Biography

Donaghey, 52, is an experienced executive with a proven track record in delivering profitable growth, including extensive experience within the defense industry. He joined Applied Energetics in August 2022, serving as the company’s Chief Financial Officer and Chief Operating Officer where he led all aspects of Applied Energetics financial strategy, performance, reporting and long-range business planning, as well as investor relations, treasury, controller, and audit operations. Prior to Applied Energetics, Donaghey served as senior vice president and head of corporate development for Science Applications International Corporation (SAIC), a defense and government agency technology integrator. In this role, Donaghey was responsible for executing the company’s mergers and acquisitions (M&A) and strategic ventures strategy working closely with the senior management team to support SAIC’s strategic plan with an emphasis on M&A and external emerging technology investments. Donaghey is also a Founder and Executive Chairman of the Silicon Valley Defense Group, a non-profit organization whose mission is to connect the people, capital, and ideas that will ensure allied democracies retain a durable technol-security advantage.

Applied Energetics, Inc

Prior to joining SAIC, Donaghey was vice president of Corporate Strategy and Development for KeyW Corporation, a national security solutions provider for the Intelligence, Cyber and Counterterrorism Communities, where he guided the overall corporate strategy, M&A, and capital markets activities. Donaghey was also a senior research analyst for SunTrust Robinson Humphrey Capital Markets where he provided investment advice and insight to institutional investors covering public defense technology, government IT services, and commercial aerospace industries. During his tenure at SunTrust, Donaghey was ranked the number one defense analyst and number two analyst overall for stock selection by Forbes/Starmine in 2005 and was named in the Wall Street Journal Best on the Street survey in 2005, 2008, and 2009.

Donaghey earned his bachelor’s degree in mechanical engineering from Texas Tech University and served as an officer in the U.S. Navy.

About Applied Energetics, Inc.

Applied Energetics, Inc., a leader in Advanced Optical Technologies and Ultrashort Pulse Directed Energy Solutions, utilizes patented, dual-use laser and optical technologies to advance critical industries, including defense, national security, biomedical and manufacturing. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy technology and related solutions for defense, security, commercial, and medical applications.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “anticipate,” “estimates,” “plans,” “strategy,” “target,” “prospects,” or “continue,” and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

Applied Energetics, Inc. Investor information contact:

Kevin McGrath, Managing Director
Cameron Associates, Inc.
kevin@cameronassoc.com
T: 646-418-7002

SOURCE: Applied Energetics, Inc.

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